                                                          Exhibit (10)(ii)(A)(i)

                            SHAREHOLDERS' AGREEMENT

         This SHAREHOLDERS' AGREEMENT (this "Agreement") dated as of November 19, 1984 among the individuals, fiduciaries and charitable organizations which have become signatories hereto as permitted herein (as "Participating Shareholders" described in Section 1.3 hereof) and American Greetings Corporation, an Ohio corporation (the "Corporation").

                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, the Participating Shareholders own of record or beneficially (including as beneficial owners of certain voting trust certificates) Class B Common Shares, par value $1 per share ("Class B Common Shares"), of the Corporation; and

         WHEREAS, the Participating Shareholders desire to ensure the continued independence of the Corporation by subjecting the Class B Common Shares now owned or hereafter acquired by them to certain mutually agreeable limitations; and

         WHEREAS, the Board of Directors of the Corporation has approved certain transactions as a result of which the terms of the Class B Common Shares are proposed to be modified to impose certain restrictions on the transfer of such Shares;

         NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth and other good and valuable consideration had and received, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, hereby agree as follows:

1.       Definitions.
         ------------

         1.1 The term "Family Member" shall mean Jacob Sapirstein, founder of the Corporation, his lineal descendants by blood or by legal adoption prior to age 18, spouses of such descendants, the lineal descendants of any such spouses, the spouses of any such spouses' lineal descendants and trusts (including voting trusts) exclusively for the benefit of any such persons. In applying the term "exclusively" for purposes of this Agreement, the interest of any Charity that is a Participating Shareholder (or does not fail to become a Participating Shareholder at the time provided in Section 1.3 hereof) or any contingent trust interest having at the time of transfer an actuarial value (under valuation tables then used for federal gift tax purposes for gifts between private individuals) of not more than 5 percent of the value of the assets of the trust or an unexercised power of appointment shall be ignored.

         1.2 The term "Charity" shall mean an organization contributions to which are deductible for federal income, estate or gift tax purposes.

         1.3 The term "Participating Shareholder" shall mean any Family Member or Charity which has signed or hereafter signs a counterpart of this Agreement, delivered a copy thereof to all other Participating Shareholders (or to the Depository (as defined in Section 7.1 hereof)) and is bound by the terms hereof. No Participating Shareholder shall be deemed to forfeit such status upon divorce, remarriage or adoption. In the case of a trust (other than a voting trust, which is governed by Section 6 hereof) exclusively for the benefit of a Family Member or Members, the Trustee and all adult beneficiaries having a current trust interest (as well as all ascertainable Charitable beneficiaries having a current trust interest) shall sign this Agreement as Participating Shareholders if the trust is to be considered a Participating Shareholder. During his lifetime, the donor of a trust that is revocable by the donor alone shall be considered the only beneficiary thereof so long as such trust is so revocable. At such time, if any, as the trust shall have an adult beneficiary having a current trust interest or an ascertainable Charitable beneficiary having a current trust interest who or which shall fail or be unable to sign this Agreement for a period of 30 days following notification to such beneficiary of the terms of this Agreement by any Participating Shareholders or by the Depository, the trust shall thereupon cease to be a Participating Shareholder and Section 3 of this Agreement shall then apply as if the Class B Common Shares held by the trust were then to be transferred. In the case of a minor or incompetent beneficiary, the Trustee (or a Custodian under the applicable Uniform Gifts to Minors Act or the practical equivalent thereof in the case of Class B Common

Shares held under such Act or equivalent) and a parent (in the case of a minor) or legal guardian (in the case of a minor or an incompetent) of the beneficiary shall sign on his behalf if the trust (or custodial arrangement) is to be considered a Participating Shareholder. In the case of a minor or incompetent beneficiary, the Trustee or custodian shall in any event be obligated to secure the beneficiary's legally binding signature (or that of his legal guardian) to this Agreement prior to an actual distribution of Class B Common Shares, and if such signature is not so secured such beneficiary shall not be considered a Participating Shareholder and such distribution shall be subject to Section 3 of this Agreement.

2.       Permitted Transfers.
         --------------------

         2.1 Any Participating Shareholder may at any time sell, give or otherwise transfer Class B Common Shares or any interest therein to any Family Member who is a Participating Shareholder. Any Participating Shareholder may at any time give Class B Common Shares or any interest therein to a Charity that is a Participating Shareholder. Any Class B Common Shares so transferred shall remain subject to this Agreement in the hands of the transferee.

         2.2 Any Participating Shareholder may pledge Class B Common Shares as security for a loan if the pledgee (being competent to do so) agrees in writing to be bound by this Agreement and to receive such Class B Common Shares subject to this Agreement and, in the event of default on such loan and levy upon the collateral, to offer such Class B Common Shares to the Participating Shareholders other than the pledgor in accordance with the procedures specified in Section 4 hereof, and to convert into Class A Common Shares, par value $1 per share ("Class A Common Shares"), of the Corporation in accordance with the Articles of Incorporation of the Corporation any Class B Common Shares not accepted by such Participating Shareholders.

3.       Transfers for Which First Refusal Procedure is
         ----------------------------------------------
         Required.
         ---------

         3.1 Any Participating Shareholder who desires to sell, give or otherwise transfer Class B Common Shares (or the Class A Common Shares into which they are convertible) or any interest therein otherwise than as provided in Section 2 hereof shall first offer to sell or exchange such Class B Common Shares to or with the other Participating Shareholders and the Corporation. Such offer shall be made, and may be accepted, in accordance with the procedures specified in Section 4 hereof. During a period of 30 days following the last to expire of the rights of the other Participating Shareholders and the Corporation, the Participating Shareholder desiring to transfer such Shares or any interest therein shall have the right, in accordance with the Articles of Incorporation of the Corporation, to convert any Class B Common Shares not acquired by any other Participating Shareholder or the

Corporation into Class A Common Shares and may transfer such Class A Common Shares or any interest therein free of the limitations provided for herein, but only to the person to whom such transfer was originally proposed to be made and only on terms (except for price in the case of a gift) no more favorable to such person than those upon which the Class B Common Shares were offered to the other Participating Shareholders. The Participating Shareholder desiring to transfer shares may not transfer the Class B Common Shares not acquired by any other Participating Shareholder without first converting them into Class A Common Shares, and if such conversion is not accomplished within such 30-day period, such Class B Common Shares shall continue to be subject to the provisions of this Agreement.

         3.2 Any Participating Shareholder who desires to convert Class B Common Shares to Class A Common Shares (except as required by Section 3.1 or 3.3 hereof) in accordance with the Articles of Incorporation of the Corporation shall first offer to transfer such Class B Common Shares to the other Participating Shareholders and the Corporation in accordance with the procedures specified in Section 4 hereof. During a period of 30 days following the last to expire of the rights of the other Participating Shareholders and the Corporation, the Participating Shareholder desiring to convert Class B Common Shares may do so, but only to the extent such Class B Common Shares were not accepted by any other Participating Shareholder or the Corporation, and the Class A Common Shares into which such Class B Common Shares are converted shall be free from the limitations provided for herein.

                  3.3 Upon the death of a Participating Shareholder, any Class B Common Shares then owned by such Participating Shareholder may be transferred in accordance with Section 2.1 hereof to any other Participating Shareholder by the personal representative of the estate of such deceased Participating Shareholder (or by the trustee of any trust or by any other person (e.g., the trustee of a profit sharing trust) by reason of the death of such deceased Participating Shareholder). To the extent that any such personal representative, trustee or other person is required or desires to transfer any Class B Common Shares (or the Class A Common Shares into which they are convertible) owned by a deceased Participating Shareholder, or any interest therein, otherwise than as permitted by Section 2.1 hereof, such personal representative, trustee or other person shall offer such Class B Common Shares to the other Participating Shareholders and the Corporation in accordance with the procedures specified in Section 4 hereof. In the case of any Class B Common Shares that are so offered to the other Participating Shareholders and the Corporation, upon completion of the procedures specified in Section 4 hereof, those Class B Common Shares not accepted by any other Participating Shareholder or the Corporation shall, in accordance with the Articles of Incorporation of the Corporation, be converted into Class A Common Shares, and thereafter such Class A Common Shares may be transferred to the designated recipient thereof, free of the limitations provided for herein. Each of the Participating Shareholders who is a natural person shall take all steps appropriate to ensure that testamentary documents providing for implementation upon such Participating Shareholder's death of the foregoing procedures are in effect at all times after the date hereof.

4.       First Refusal Procedures.
         -------------------------

         4.1 A Participating Shareholder, the personal representative of the estate of a deceased Participating Shareholder, the trustee of any trust agreement of which a deceased Participating Shareholder is donor (or any other person in possession of Class B Common Shares which are to pass by reason of the death of a Participating Shareholder), or a pledgee who is required by Section
2.2 or Section 3 hereof to offer Class B Common Shares to other Participating Shareholders and the Corporation (an "Offeror") shall deliver to each of the other participating Shareholders, the Corporation and the Depository a written notice, dated the date on which it is sent, containing the following information:

                  (a) the number of Class B Common Shares proposed to be transferred (after conversion) or converted (the "Offered Shares");

                  (b)  whether the Offeror proposes to transfer under Section
       3.1 hereof or convert under Section 3.2 hereof the Offered Shares;

                  (c) if the Offeror proposes to transfer the Offered Shares under Section 3.1 hereof, the name and address of each proposed transferee and the price per share, if any, payable to the Offeror upon such transfer;

                  (d) the date on which the Offeror desires to carry out the proposed transfer or conversion of the Offered Shares, which shall be consistent with the procedures provided for in this Agreement (generally such date should be not less than 20 nor more than 50 business days after the date of such notice).

If the Offeror proposes to make a transfer under Section 3.1 hereof, such notice shall be accompanied by written evidence that any price per share payable to the Offeror as specified in such notice is being offered for the Offered Shares in good faith by the proposed transferee.

         4.2 The other Participating Shareholders shall thereupon have the right and option to acquire the Offered Shares, or any of them, for the consideration specified in Section 4.3 hereof. Such Participating Shareholders may exercise such right, at any time before the expiration of 7 business days after such written notice and accompanying evidence (if applicable) have been given to the last of such Participating Shareholders and the Corporation, in proportion to the respective holdings of Class B Common Shares of each such Participating Shareholder compared to the aggregate holdings of all such Participating Shareholders; and if any such Participating Shareholder entitled thereto fails to exercise such Participating Shareholder's right to acquire the Offered Shares to its full extent, then such right may be exercised (to the extent that it has not been exercised by such Participating Shareholder) within a further period of 5 business days by the other such Participating Shareholders, in whatever proportion they may agree upon and, if they cannot agree, in proportion to the respective holdings of each compared to the aggregate holdings of all of them; and if the Participating Shareholders fail to exercise their rights to acquire the Offered Shares to their full extent, then such rights may be exercised (to the extent of any Offered Shares remaining) within a further period of 3 business days by the Corporation. The right to acquire Offered Shares may be exercised by a Participating Shareholder or by the Corporation by the delivery of written notice to the Offeror and the Depository, dated the date it is sent, specifying the number of Class B Common Shares such

Participating Shareholder or the Corporation will acquire and the consideration such Participating Shareholder or the Corporation will deliver in accordance with Section 4.3 hereof. In applying the term "holdings" in this Section 4.2 in the case of Class B Common Shares owned by a trust (other than a voting trust), the trust shall be considered to own the holding; except that, if the trustee fails to any extent to exercise a right to acquire Offered Shares, beneficiaries of the trust who are Participating Shareholders owning more than 50% of either the then current income or the remainder interest in the trust, and desiring to exercise such right shall be considered to own the holding in such proportions as such beneficiaries shall agree upon.

         4.3 Class B Common Shares accepted by a Participating Shareholder or the Corporation in accordance with Section 4.2 hereof may be acquired, at the election of such purchasing Participating Shareholder or the Corporation, as the case may be, for cash, Class A Common Shares or a combination of such considerations as follows:

          (a) to the extent such purchasing Participating Shareholder or the Corporation elects that the price be paid in Class A Common Shares, the number of Class A Common Shares that shall be delivered in exchange shall be equal to the number of Class B Common Shares to be exchanged,

          (b) to the extent such purchasing Participating Shareholder or the Corporation elects that the price shall be paid in cash, the cash price for Class B Common Shares shall be equal to the average of the last sale price (if available) or, if not, the midpoints of the bid and asked prices, of the Class A Common Shares in the NASDAQ National Market (or in the principal national securities exchange or market on which the Class A Common Shares may then be traded) on the 5 trading days preceding the date of the Offeror's notice sent pursuant to Section 4.1 hereof, as reported in the Wall Street Journal (or, if such periodical is not then published, the most comparable periodical then being published) or, in the case of a transfer under Section 3.1 hereof, such higher price as may have been specified in such notice.

         4.4 The sale or exchange contemplated by these procedures shall be closed at the principal corporate trust office of the Depository, by delivery of a certified, cashier's or bank check for the amount of any cash payable and the delivery of certificates representing the Class B Common Shares and any Class A Common Shares (endorsed in blank with signature guaranteed), on the day which is 19 business days after the date of the notice given pursuant to Section 4.1 hereof or on such later day as all applicable legal requirements pertaining to such sale or exchange shall have been met.

5.       Changes in Class B Common Shares.
         ---------------------------------

         5.1 In the event of any change in the terms of the Class B Common Shares, or any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Corporation, or any merger, reorganization, consolidation or other corporate transaction having an effect similar to the foregoing, the provisions of this Agreement shall continue to apply to the Class B Shares of the Corporation or any securities of any corporation issued in lieu thereof or with respect thereto subject, however, to such equitable adjustment, if any, as may be necessary to reflect any change in the relative rights and privileges of the Class A and Class B Common Shares.

         5.2 Without limiting the generality of Section 5.1, the Participating Shareholders acknowledge that the Articles of Incorporation of the Corporation may be modified (by amendment or merger) to impose restrictions on transfer and conversion of the Class B Common Shares in terms substantially similar to those set forth in Exhibit A to this Agreement. The Participating Shareholders shall vote the Class A Common Shares and Class B Common Shares held by them (as voting trustee or otherwise) in favor of such modification, and the provisions of this Agreement shall continue to apply without adjustment to the Class B Common Shares of the Corporation (or any shares of any corporation issued in lieu thereof or with respect thereto) owned by them if such modification becomes effective.

6.       Reconciliation With Voting Trusts.
         ----------------------------------

         6.1 Certain of the Participating Shareholders are now holders or beneficial owners of voting trust certificates issued pursuant to a Voting Trust Agreement dated December 9, 1976. The parties to such agreement hereby agree to terminate such agreement effective upon the taking effect of provisions of the Articles of Incorporation of the Corporation substantially to the effect set forth in Exhibit A hereto. Unless and until such provisions become effective, such agreement shall remain in full force and effect.

         6.2 Certain of the Participating Shareholders are now holders or beneficial owners of voting trust certificates issued pursuant to a Voting Trust Agreement dated July 22, 1984 between Irving I. Stone, Judith S. Weiss and Morry Weiss. Such agreement shall not be affected by this Agreement and shall remain in full force and effect.

         6.3 For purposes of this Agreement, voting trust certificates issued pursuant to the voting trust agreements referred to in Sections 6.1 and 6.2 shall be treated as certificates for Class B Common Shares, and the Class B Common Shares represented thereby shall be included in the

Class B Common Shares to which this Agreement relates, so that any Participating Shareholder (or the personal representative of the estate of a deceased Participating Shareholder, the trustee of any trust agreement or any other person in possession of Class B Common Shares which are to pass by reason of the death of a Participating Shareholder) who desires to transfer any of such voting trust certificates (other than as permitted by Section 2.1) or to convert into Class A Common Shares any of the Class B Common Shares represented thereby shall do so only after compliance with the procedures set forth herein. Any notices required to be given pursuant to Section 4.1 and 4.2 hereof by or to an Offeror who is a holder of any of such voting trust certificates shall be given simultaneously, and the periods specified in such Sections shall run concurrently, with the corresponding notices and periods provided for in Section 6 of each such voting trust agreement unless the group of participating Shareholders to whom an offering is required to be made under this Agreement differs from the group to whom such offer is required to be made under either such voting trust agreement, in which case the offering procedures required by this Agreement shall commence only upon completion of the procedures thereunder and shall apply only to Class B Common Shares not theretofore accepted by a Participating

Shareholder pursuant to the procedures applicable under such voting trust agreement.

         6.4 Nothing herein shall prevent any of the Participating Shareholders from depositing Class B Common Shares pursuant to the above-described voting trust agreements or pursuant to such other voting trust agreements as they may wish to enter into which are consistent with the terms of this Agreement and to which Class B Common Shares are permitted to be transferred pursuant to Section
2.1 of this Agreement.

7.       Compliance Provisions.
         ----------------------

         7.1 Subject to the proviso stated below in this Section 7.1, certificates representing the Class B Common Shares owned of record or beneficially by the Participating Shareholders at the date of this Agreement have been deposited with AmeriTrust Company National Association (the "Depository"), and there has been marked on the face or the back of each such certificate a legend to the following effect:

          The Class B Common Shares, par value $1 per share, of American Greeting Corporation (the "Corporation") represented by this Certificate are subject to a Shareholders' Agreement dated as of November 19, 1984 and originally entered into by the Corporation and Irving I. Stone, Morris S. Stone, Harry H. Stone, Morry Weiss and other parties. Pursuant to such Agreement, such Shares may not be sold, given or otherwise transferred or converted into Class A Common Shares, par value $1 per share, of the Corporation (except for transfers to certain persons specified in such Agreement) except upon compliance with certain procedures, including, without limitation, offer of such Shares to certain other shareholders of the Corporation and the Corporation and, in certain situations, conversion into Class A Common Shares. The Corporation will mail to the holder hereof a copy of such Agreement without charge within five days after receipt of a written request therefor.

Each Participating Shareholder shall, to the extent legally able to do so, forthwith upon becoming a Participating Shareholder by signing this Agreement and thereafter upon becoming the record or beneficial owner of any other Class B Common Shares, cause the certificates representing the same to be deposited with the Depository for application of such legend, and the certificates representing all Class B Common Shares now or hereafter owned (of record or beneficially) by any of the Participating Shareholders shall continue to bear such legend and be held by the Depository until such Class B Common Shares are converted into Class A Common Shares in accordance with this Agreement or, if earlier, the termination of this Agreement in accordance with the terms hereof; PROVIDED, HOWEVER, that any Participating Shareholder may cause possession of such certificates to be given to or retained by any pledgee to be held as security in accordance with Section 2.2 hereof upon delivery to the Depository of the written agreement of the pledgee referred to in such Section; and PROVIDED FURTHER, that any Participating Shareholder owning any Class B Common Shares held by a pledgee at the time such Participating Shareholder becomes a party to this Agreement need only use reasonable efforts to cause such legend to be applied and to cause such pledgee to agree in writing to be bound by the terms of this Agreement, and if such Participating Shareholder is unable to cause such results the certificates representing such Class B Common Shares may be retained by such pledgee without his signing this Agreement and without such legend being applied. Each Participating Shareholder shall at all times keep the Depository advised of the number of Class B Common Shares such Participating Shareholder owns.

                  7.2 The further rights and duties of the Depository shall be governed by the terms and conditions of escrow contained in Exhibit B attached hereto.

         8.       Amendment and Termination.
                  --------------------------

         This Agreement may be amended or the term thereof extended only by a written instrument referring specifically to this Agreement and signed by all of the Participating Shareholders, provided, however, that

         (a) any amendment to this Agreement for the purpose of including additional persons among those to whom transfer of Class B Common Shares may be made pursuant to Section 2.1 hereof,

         (b) any amendment to change the Depository or to change the terms and conditions of escrow set forth in Exhibit B hereto,

         (c) any other amendment (not extending the term hereof) if no Participating Shareholder files written objection thereto with the Depository within 30 days after notice thereof (which notice shall include a statement that Participating

Shareholders have a right to file a written objection) is given to all Participating Shareholders, and

                  (d)  any instrument of termination,
need only be signed by Participating Shareholders owning beneficially
75% or more of the Class B Common Shares owned by all of the Participating Shareholders. This Agreement, unless extended in accordance with the immediately preceding sentence, shall terminate on December 31, 2014. This Agreement, moreover, shall terminate in any event 21 years after the death of the last to die of the lineal descendants of Jacob Sapirstein living on the date of this Agreement.

9.       Miscellaneous.
         -------------

                  9.1 Notwithstanding any provision hereof to the contrary, Class B Common Shares may be sold to the Corporation at any time it may offer to purchase the same, free of the limitations provided for in this Agreement.

                  9.2  For purposes of this Agreement, ownership of Class
B Common Shares shall include ownership through the Employees' Retirement Profit Sharing Plan of the Corporation, but only through the Common Stock Fund held thereunder, and each separate account in which such shares are held shall be considered a separate trust; provided, however, that notwithstanding Section 7.1 hereof, certificates representing Class B Common Shares held by the Trustee for the benefit of participants in such plan shall remain in the custody of such Trustee.

         9.3 As used herein, the term "spouse" includes a widow or a widower.

         9.4 As used herein, the term "current trust interest" means the interest of any beneficiary of a trust to whom interest or principal is currently distributable either in the discretion of the trustee or otherwise.

         9.5 As used herein, the term "business day" means any day other than Saturday, Sunday or a federal holiday, and shall consist of the time period from 12:01 a.m. through 12:00 midnight, Eastern Standard Time. In computing any time period for purposes of this Agreement, the date of the event which begins the running of such time period shall be included except that if such event occurs on other than a business day such period shall begin to run on and shall include the first business day thereafter.

         9.6 As used herein, the term "personal representative" means the executor, administrator or other personal representative of the estate of a deceased Participating Shareholder.

         9.7 All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed given when delivered in hand or 72 hours after being deposited in a United States Post Office, postage prepaid, registered or certified mail, and addressed to the addressee at the address corresponding to such addressee's signature below, or to such other address as may have been specified by such addressee to the Depository.

         9.8 This Agreement shall inure to the benefit of and be binding upon the Participating Shareholders and the Corporation, any pledgee who agrees to be bound hereby pursuant to Section 2.2 hereof and their respective successors, heirs, personal representatives, legatees and assigns. All references herein to the Corporation shall include any other corporation to which this Agreement may be assigned, by operation of law or otherwise, in connection with any merger, reorganization, consolidation or other corporate transaction having an effect similar to the foregoing, and all references herein to the Articles of Incorporation of the Corporation shall refer to the Charter of any such other corporation, however denominated.

         9.9 If any provision of this Agreement shall be found unenforceable by any court of competent jurisdiction to any extent, such holding shall not invalidate or render unenforceable such provision to any greater extent or to render unenforceable or invalidate any other provision hereof.

         9.10 This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument, without production of the others.

         9.11 This Agreement shall be construed in accordance with the internal substantive laws of the State of Ohio or such other jurisdiction as may at the time of construction be the jurisdiction of incorporation of the issuer of the Class B Common Shares.

         IN WITNESS WHEREOF, the Participating Shareholders and the Corporation have executed this Agreement or caused this Agreement to be executed in their respective names, as the case may be, all as of the date and year first above written.

  Signature                          Address
  ---------                          -------

/s/ Irving I. Stone             10500 American Road
------------------------        Cleveland, Ohio  44144
  Irving I. Stone

/s/ Morris S. Stone             10500 American Road
------------------------        Cleveland, Ohio  44144
  Morris S. Stone

/s/ Harry  H. Stone             1540 Leader Building
------------------------        Cleveland, Ohio  44114
  Harry H. Stone

/s/ Morry Weiss                 10500 American Road
------------------------        Cleveland, Ohio  44144
  Morry Weiss

/s/ Judith S. Weiss             4500 University Parkway
------------------------        University Heights, Ohio  44118
  Judith S. Weiss

/s/ Judith S. Weiss             4500 University Parkway
------------------------        University Heights, Ohio  44118
Judith S. Weiss,
as Trustee under Revocable
Trust Agreement originally
dated April 21, 1947 for
the benefit of
Irving I. Stone

AMERITRUST COMPANY                             Corporate Trust Division
NATIONAL ASSOCIATION,                          900 Euclid Avenue
as Trustee under                               Cleveland, Ohio  44101
Trust Agreement
dated February 16,
1968 for the benefit
of Morris S. Stone

By /s/                     , VP
  --------------------------------
  Title:  Vice President

And /s/
   -------------------------------
   Title:   Trust Officer

/s/ Harry H. Stone                             1540 Leader Building
-----------------------------------            Cleveland, Ohio  44114
/s/ Douglas B. Rose
-----------------------------------
Harry H. Stone and
Douglas B. Rose,
as successor Trustees
under Trust Agreement
dated April 21, 1947
for the benefit of
Harry S. Stone


/s/ Irving I. Stone
-----------------------------------
Irving I. Stone, as Trustee
under the Voting Trust Agreement
referred to in Sections 6.1 and
6.2 hereof

/s/ Morris S. Stone
-----------------------------------
Morris S. Stone, as Trustee
under the Voting Trust Agreement
referred to in Section 6.1 hereof


/s/ Morry Weiss
-----------------------------------
Morry Weiss as Trustee
under the Voting Trust Agreement
referred to in Section 6.2 hereof


/s/ Judith S. Weiss
-----------------------------------
Judith S. Weiss, as Trustee
under the Voting Trust Agreement
referred to in Section 6.2 hereof

                                                                              24
AMERICAN GREETINGS               10500 American Road
                                 Cleveland, Ohio 44144
By  /s/ Morry Weiss
  ------------------------------
  Title:  President

                            SHAREHOLDERS' AGREEMENT
                            -----------------------

                           COUNTERPART SIGNATURE PAGE
                           --------------------------

         The undersigned, intending to become a party to and to be bound by the Shareholders' Agreement dated as of November 19, 1984 (the "Agreement") pertaining to Class B Common Shares, par value $1 per share, of American Greetings Corporation, an Ohio Corporation, hereby executes this counterpart signature page of the Agreement as of the 19th day of November, 1984.




                                                  /s/ Jacob Sapirstein
                                                  -----------------------------
                                                  JACOB SAPIRSTEIN, for himself
                                                  individually and as Trustee
                                                  under the Voting Trust
                                                  Agreement referred to in
                                                  Section 6.1 of the Agreement

         AmeriTrust Company National Association, by its duly authorized officers, hereby acknowledges receipt of an executed counterpart of the foregoing Shareholders' Agreement and agrees to act as Depository thereunder.

                                      AMERITRUST COMPANY NATIONAL
                                      ASSOCIATION, as Depository

                                      By  /s/
                                        ---------------------------
                                        Title:   Vice President

                                      And  /s/
                                          --------------------------
                                          Title:   Trust Officer

                                      Address: Corporate Trust Division
                                               900 Euclid Avenue
                                               Cleveland, Ohio  44101

                                   EXHIBIT A
                                   ---------

         FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 54,500,000, consisting of 50,000,000 shares of Class A Common Stock, par value $1 per share ("Class A Common Stock"), and 4,500,000 shares of Class B Common Stock, par value $1 per share ("Class B Common Stock").

         The powers, rights, privileges, qualifications, limitations and restrictions of each class of common stock are as follows:

         1. Each share of Class A Common Stock shall be entitled to one vote upon all matters presented to stockholders. Each share of Class B Common Stock shall be entitled to ten votes upon all matters presented to stockholders. Any proposal to amend this Certificate of Incorporation to increase the authorized number of shares of Class A Common Stock or the authorized number of shares of Class B Common Stock shall require for its adoption the affirmative vote of the holders of at least two-thirds of the then outstanding shares of Class A Common Stock, voting as a class, and the affirmative vote of at least two-thirds of the then outstanding shares of Class B Common Stock, voting as a class.

         2. (a) Subject to and upon compliance with the provisions of this Article FOURTH, the shares of Class B Common Stock shall be convertible at the option of the holders thereof into shares of Class A Common Stock on the basis of one share of Class A Common Stock for each share of Class B Common Stock so converted.

         (b) The holders of shares of Class B Common Stock may exercise the conversion privilege in respect thereof by delivering to any Transfer Agent of the Class B Common Stock (i) the certificate for the shares of Class B Common Stock to be converted and (ii) written notice that the holder elects to convert such shares and stating the name or names (with address) in which the certificate for the shares of Class A Common Stock is to be issued. Conversion shall be deemed to have been effected on the date when such delivery is made, and such date is referred to herein as the "conversion date." On the conversion date or as promptly thereafter as practicable the Corporation shall issue and deliver to the holder of the shares of Class B Common Stock surrendered for conversion, or on his written order, a certificate for the number of full shares of Class A Common Stock issuable upon the conversion of such shares of Class B Common Stock. The person in whose name the stock certificate is to be issued shall be deemed to have become a holder of shares of Class A Common Stock of record on the conversion date. The Corporation hereby reserves and shall at all times reserve and keep available, out of its authorized and unissued Class A Common Stock, for the purpose of effecting the conversion of the Class B Common Stock, such number of its duly authorized shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Class B Common Stock. Shares of Class B Common Stock which are converted into shares of Class A Common Stock as provided in this Article FOURTH shall not be reissued.

         3. (a) No person (other than the Corporation) holding shares of Class B Common Stock (herein referred to as a "Class B Holder") may transfer, and the Corporation shall not register the transfer of, shares of Class B Common Stock, whether by sale, assignment, gift, bequest, appointment or otherwise, except to the Corporation or a Permitted Transferee of such Class B Holder.

            (b) For purposes of this paragraph (3), the term
"Permitted Transferee" shall have the following meaning:

          (i) in the case of a Class B Holder who is a natural person holding record and beneficial ownership of the shares of Class B Common Stock in question, "Permitted Transferee" means:

          (A) a grandparent of such Class B Holder, (B) a lineal descendant of a grandparent of such Class B Holder, (C) a spouse of a lineal descendant of a grandparent of such Class B Holder, (D) a lineal descendant of any spouse of a lineal descendent of a grandparent of such Class B Holder or the spouse of any such spouse's lineal descendant, (E) a gratuitous transferee that is an organization contributions to which are deductible for federal income, estate or gift tax purposes (any such gratuitous transferee being herein referred to as a "Charitable Organization"), and (F) the trustee of a trust (including, without limitation, a voting trust) for the exclusive benefit of one or more of the foregoing if such trust by its terms prohibits transfer of shares of Class B Common Stock to persons other than Permitted Transferees referred to in the foregoing subclauses of this clause (i);

          (ii) in the case of a Class B Holder holding the shares of Class B Common Stock in question as trustee pursuant to a trust other than a trust described in clause (iii) below, "Permitted Transferee" means (A) the person who established such trust, and (B) a Permitted Transferee of such person determined pursuant to clause (i) above;

          (iii) in the case of a Class B Holder holding the shares of Class B Common Stock in question as trustee pursuant to a trust which was irrevocable on the record date, for determining the persons to whom the Class B Common Stock is first distributed by the Corporation, "Permitted Transferee" means any person to whom or for whose benefit principal may be distributed either during or at the end of the term of such trust whether by power of appointment or otherwise;

          (iv) in the case of a Class B Holder holding record (but not beneficial) ownership of the shares of Class B Common Stock in question as nominee for the person who was the beneficial owner thereof on the record date, "Permitted Transferee" means such beneficial owner and any Permitted Transferee of such beneficial owner determined pursuant to clause (i),
     (ii), (iii), (v) or (vi) hereof, as the case may be;

          (v) in the case of a Class B Holder which is a partnership holding record and beneficial ownership of the shares of Class B Common Stock in question, "Permitted Transferee" means any partner of such partnership;

          (vi) in the case of a Class B Holder which is a corporation (other than a Charitable Organization described in subclause (E) of clause (i) above) holding record and beneficial ownership of the shares of Class B Common Stock in question, "Permitted Transferee" means any stockholder of such corporation receiving shares of Class B Common Stock through a dividend or redemption or through a distribution made upon liquidation of such corporation, and the survivor of a merger or consolidation of such corporation; and

          (vii) in the case of a Class B Holder which is the estate of a deceased Class B Holder, or which is the estate of a bankrupt or insolvent Class B Holder, and provided such deceased, bankrupt or insolvent Class B Holder, as the case may be, held record and beneficial ownership of the shares of Class B Common Stock in question, "Permitted Transferee" means a Permitted Transferee of such deceased, bankrupt or insolvent Class B Holder as determined pursuant to clause (i), (v) or (vi) above, as the case may be.

              (c) Notwithstanding anything to the contrary set forth herein, any Class B Holder may pledge such Holder's shares of Class B Common Stock to a pledgee pursuant to a bona fide pledge of such shares as collateral security for indebtedness due to the pledgee, provided that such shares shall not be transferred to or registered in the name of the pledgee and shall remain subject to the provisions of this paragraph 3. In the event of foreclosure or other similar action by the pledgee, such pledged shares of Class B Common Stock may only be transferred to a Permitted Transferee of the pledgor or converted into shares of Class A Common Stock, as the pledgee may elect.

              (d) For purposes of this paragraph 3:

          (i) the relationship of any person that is derived by or through legal adoption prior to age 18 shall be considered a natural one;

          (ii) the term "spouse" shall include a widow or widower;

          (iii) each grandparent of any joint owner of particular shares of Class B Common Stock shall be considered a grandparent of all joint owners of such shares;

          (iv) a minor for whom shares of Class B Common Stock are held pursuant to a Uniform Gifts to Minors Act or similar law shall be considered a Class B Holder of such shares;

          (v) in applying the term "exclusive benefit," a contingent trust interest having at the time of transfer an actuarial value (under actuarial tables then used for federal gift tax purposes for gifts between private individuals) of not more than five percent of the value of the assets of the trust shall be ignored; and

          (vi) unless otherwise specified, the term "person" means both natural persons and legal entities.

              (e) Any purported transfer of shares of Class B Common Stock not permitted by this Article FOURTH shall be void and of no effect and the purported transferee shall have no rights as a stockholder of the Corporation and no other rights against or with respect to the Corporation. The Corporation may, as a condition to the transfer or the registration of transfer of shares of Class B Common Stock to a purported Permitted Transferee, require the furnishing of such affidavits or other proof as it deems necessary to establish that such transferee is a Permitted Transferee.

              (f) The Corporation shall conspicuously note on the certificates representing shares of Class B Common Stock the restrictions on transfer and registration of transfer imposed by this paragraph (3).

         4. Subject to and upon compliance with the provisions of this Article FOURTH, authorized and unissued shares of Class B Common Stock may be issued (after the date shares of Class B Common Stock are first issued by the Corporation) only simultaneously with the issuance of shares of Class A Common Stock for cash at the same cash price (without deduction for any commissions payable or discounts allowed) per share; provided, however, that the number of shares of Class B Common Stock so issued shall not exceed the product of (i) the number of shares of Class A Common Stock being so issued and (ii) the ratio of the number of shares of Class B Common Stock issued and outstanding at the record date fixed for determining the holders of Class B Common Stock who have the right as provided below to purchase such shares of Class B Common Stock being issued, to the number of shares of Class A Common Stock issued and outstanding at such date, except that authorized and unissued shares of Class B Common Stock may be issued without regard to the foregoing limitation pursuant to any dividend reinvestment plan approved by the Board of Directors of the Corporation.

         5. The holders of shares of Class B Common Stock, upon the sale for cash of additional shares of Class B Common Stock, have the right to purchase such shares in proportion to their respective holdings of shares of Class B Common Stock at the price prescribed in the preceding paragraph (4) during such reasonable time and on such reasonable terms as may be fixed by the Board of Directors of the Corporation. Such terms may include provision for the purchase of shares of Class B Common Stock offered to holders who do not timely exercise such right by the other holders of shares of Class B Common Stock; provided, however, that no shareholder shall have any preemptive right with respect to any shares of Class B Common Stock issued pursuant to any dividend reinvestment plan approved by the Board of Directors of the Corporation. The holders of shares of Class A Common Stock and shares of Class B Common Stock shall have no other preemptive right to purchase or have offered to them for purchase any additional shares of stock of any class of the Corporation.

          6. No change of outstanding shares of Class A Common Stock or shares of Class B Common Stock so as to effect a share dividend thereon or a split or combination thereon shall be made unless a corresponding change is made with respect to the shares of the stock of the other class.

          7. Except as above provided each share of Class A Common Stock and each share of Class B Common Stock shall be identical and have similar rights, privileges, qualifications, limitations and restrictions.

                                   EXHIBIT B
                                   ---------

                         TERMS AND CONDITIONS OF ESCROW

         SECTION 1. Upon receiving certificates representing Class B Common Shares or Voting Trust Certificates representing Class B Common Shares (the "Certificates") to be deposited with AmeriTrust Company National Association (the "Depository") pursuant to the terms and conditions of the Agreement, the Depository shall hold the same in escrow upon the terms and conditions hereinafter set forth.

         SECTION 2. The Depository shall mark the appropriate legend on the face or the back of each Certificate deposited hereunder in accordance with Section
7.1 of the Agreement.

         SECTION 3. The Depository shall hold the Certificates until such time as it shall receive written notification, pursuant to the Agreement, that Class B Common Shares are to be converted or transferred.

               (a) In the event that such written notification states that Class B Common Shares are to be converted or transferred otherwise than as provided under Section 2.1 of the Agreement, then the Depository shall deliver the Certificates and take such further action, as contemplated by the Agreement, in accordance with written instructions executed by the parties to the Agreement who are transferring, converting or acquiring the Class B Common Shares represented by such Certificates;

               (b) In the event that such written notification states that Class B Common Shares are to be transferred by a Participating Shareholder as provided under Section 2.1 of the Agreement, then the Depository shall deliver the Certificates and take such further action, as contemplated by the Agreement, in accordance with the written instructions of the Participating Shareholder making such transfer. The Depository may, as a condition to taking any such action, require the furnishing of affidavits, or other proof as it deems necessary to establish that such transfer is permitted by such Section 2.1.

               (c) In no event shall the Depository be required to take any action under this Section 3 until it shall have received proper written instructions as stated herein.

         SECTION 4. DUTIES AND ADVERSE CLAIMS. The duties and obligations of the Depository shall be determined solely by the express provisions of the Agreement including this Exhibit "B" (hereinafter collectively referred to as the Agreement). In the event of any disagreement or the presentation of any adverse claim or demand in connection with the delivery of Certificates, the Depository shall, at its option, be entitled to refuse to comply with any such claims or demands during the continuance of such disagreement and may refrain from delivering any Certificates affected hereby, and in so doing, the Depository shall not become liable to any party to the Agreement or to any other person due to its failure to comply with such adverse claim or demand. The Depository shall be entitled to continue, without liability, to refrain and refuse to act:

               (a) Until authorized to act by a court order from a court having jurisdiction of the parties and the property, after which time the Depository shall be entitled to act in conformity with such adjudication; or

               (b) Until all differences shall have been adjusted by agreement and the Depository shall have been notified thereof and shall have been directed in writing, signed jointly or in counterpart by all persons making adverse claims or demands, at which time the Depository shall be protected in acting in compliance therewith.

         SECTION 5. DEPOSITORY'S LIABILITY LIMITED. The Depository shall not be liable to anyone whatsoever by reason of any error of judgment or for any act done or step taken or omitted by it in good faith or for any mistake of fact or law or for anything which it may do or refrain from doing in connection herewith unless caused by or arising out of its own gross negligence or willful misconduct. The parties to the Agreement represent to the Depository that they have and shall continue to solicit the advice of their respective counsel regarding compliance with all applicable state and federal securities laws in connection with the transactions contemplated by the Agreement and that they will act in accordance with such advice. The Depository shall have no responsibility to ensure compliance with any such securities laws, and such responsibility rests solely with the parties to the Agreement.

         SECTION 6. RELIANCE BY DEPOSITORY ON DOCUMENTS, ETC. The Depository shall be entitled to rely and shall be protected in acting in reliance upon any instructions or directions furnished to it in writing pursuant to any provisions of the

Agreement and shall be entitled to treat as genuine, and as the document it purports to be, any letter, paper or other document furnished to it and believed by it to be genuine and to have been signed and presented by the proper party or parties. Without limiting the generality of the foregoing, in the absence of written notice received by the Depository to the contrary, the Depository shall be entitled to rely upon its due receipt of any notice under the Agreement as conclusive evidence that such notice was given to all other persons as required by the Agreement if such notice so indicates by its terms.

         SECTION 7. INDEMNIFICATION AND LEGAL COUNSEL FOR DEPOSITORY. The parties to the Agreement hereby agree to indemnify the Depository and save it harmless from and against all losses, damages, costs, charges, payments, liabilities and expenses, including the costs of litigation, investigation and reasonable legal fees incurred by the Depository and arising directly or indirectly out of its role as Depository pursuant to the Agreement, including such losses, damages, costs, charges, payments, and suits made or asserted, whether groundless or otherwise, against the Depository unless the same arise out of the willful misconduct or gross negligence of the Depository. The parties to the Agreement agree that the Depository does not assume any responsibility for the failure of any of the parties to make payments or perform the conditions of the Agreement, nor shall the Depository be responsible for the collection of any monies provided to be paid to it. The Depository may consult with counsel of its own choice and shall have full and complete authorization and protection for any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel. The provisions of this Section 7 shall survive termination of the escrow arrangement contemplated hereby.

         SECTION 8. COMPENSATION. The parties to the Agreement agree to pay the Depository reasonable compensation for the services to be rendered hereunder and will pay or reimburse the Depository upon request for all expenses, disbursements and advances, including reasonable attorneys fees, incurred or made by it in connection with carrying out its duties hereunder.

         SECTION 9. LIENS. The Depository shall have a first lien on all items held by it herewith for its compensation and for any costs, liability, expenses, or fees it may incur and shall not be required to deliver or pay over any instrument, money, or other property deposited with it under this Agreement unless and until it shall have received full payment for its compensation, costs, liability, expenses, or fees.

         SECTION 10. RESIGNATION. The Depository shall have the right to resign upon giving thirty (30) days written notice by mailing said written notice thereof to the proper party or parties; provided that no such resignation shall become effective until a successor has been duly appointed to act as Depository by amendment to the Agreement and such successor has agreed so to act.